Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated October 2, 2006 for Innopump, Inc. D/B/A Versadial which is included with this Form 8-K/A being filed by Carsunlimited.com, Inc.


                                        /s/ Rothstein, Kass & Company, P.C.

                                        Rothstein, Kass & Company, P.C.


Roseland, New Jersey
October 13, 2006